EXHIBIT 4.2(a)
     SECOND SUPPLEMENTAL INDENTURE (this “Second Supplemental Indenture”), dated as of October 10, 2007, is entered into by and among TROPICANA ENTERTAINMENT, LLC (formerly named Wimar OpCo, LLC), a Delaware limited liability company (the “Company”), TROPICANA FINANCE CORP. (formerly named Wimar OpCo Finance Corp.), a Delaware corporation (“Tropicana Finance,” and, together with the Company, the “Issuers”), each of the parties identified in its capacity as a Notes Guarantor on the signature pages hereto (each, a “Notes Guarantor,” and collectively, the “Notes Guarantors”) and U.S. BANK NATIONAL ASSOCIATION, as Trustee (the “Trustee”) under the Indenture (as defined below).
WITNESSETH:
     WHEREAS, the Issuers have heretofore executed and delivered to the Trustee an Indenture, dated as of December 28, 2006 (as amended by the First Supplemental Indenture, dated as of January 3, 2007, the “Indenture”), providing for the issuance of the 9 5/8% Senior Subordinated Notes due 2014 of the Issuers;
     WHEREAS, pursuant to Section 9.01(1) of the Indenture, the Issuers, the Notes Guarantors and the Trustee may amend the Indenture without notice to or consent of any Securityholder to cure any ambiguity, omission, defect or inconsistency;
     WHEREAS, it has been determined by the Issuers and the Notes Guarantors that there are certain omissions from, and certain defects contained in, the Indenture;
     WHEREAS, the Issuers and the Notes Guarantors desire to cure such omissions and defects by entering into this Second Supplemental Indenture;
     WHEREAS, the Issuers and the Notes Guarantors have requested that the Trustee execute and deliver this Supplemental Indenture; and
     WHEREAS, pursuant to Section 9.01(1) and Section 9.06 of the Indenture, the Trustee is authorized to execute and deliver this Second Supplemental Indenture.
     NOW THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt of which is hereby acknowledged, the Issuers, the Notes Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Securityholders as follows:
     SECTION 1. Capitalized Terms. Capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Indenture.
     SECTION 2. Reformation of Indenture to Cure Omissions and Defects.
(a)	Section 4.11 of the Indenture is hereby amended and restated in its entirety to read as follows:
“SECTION 4.11. Future Subsidiary Guarantors. The Company and each Affiliated Guarantor shall cause each domestic Restricted Subsidiary (other than (a) a Restricted Subsidiary that is already a Notes Guarantor, (b)

Tropicana Finance and (c) Greenville Riverboat, LLC) that Incurs any Indebtedness (other than Indebtedness permitted to be Incurred pursuant to Section 4.03(b)(2), (7), (8) or (9)) to, in each case, at the same time, execute and deliver to the Trustee a Guaranty Agreement pursuant to which such Restricted Subsidiary will Guarantee payment of the Securities on the same terms and conditions as those set forth in Article 11 of this Indenture.”
(b)	The definition of “Unrestricted Party” contained in Section 1.01 of the Indenture is amended and restated in its entirety to read as follows:
“‘Unrestricted Party’ means:
(1) Tropicana Las Vegas Holdings, LLC (formerly named Wimar Landco Intermediate Holdings, LLC) and each of its existing and future Subsidiaries unless, at the time of determination, any such entity shall have been designated a Restricted Subsidiary by the Board of Directors in the manner provided below;
(2) any Designated Affiliate, or any Subsidiary of the Company or any Designated Affiliate, in either case that at the time of determination shall be designated an Unrestricted Party by the Board of Directors in the manner provided below; and
(3) any Subsidiary of an Unrestricted Party.
The Board of Directors of the Company may designate any Designated Affiliate, or any Subsidiary of the Company or any Designated Affiliate (including any newly acquired or newly formed Subsidiary, but excluding Tropicana Finance), to be an Unrestricted Party unless such Designated Affiliate or any of their respective Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, (x) the Company, (y) any Affiliated Guarantor or (z) any Subsidiary of the Company or any Affiliated Guarantor (other than a Subsidiary of the Designated Affiliate or Subsidiary, as the case may be, that is being designated as an Unrestricted Party); provided, however, that either (A) such Designated Affiliate or Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Designated Affiliate or Subsidiary has assets greater than $1,000, such designation would be permitted under Section 4.04. The Board of Directors of the Company may designate any Unrestricted Party to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (A) the Company could Incur $1.00 of additional Indebtedness under Section 4.03(a) and (B) no Default shall have occurred and be continuing. Upon any redesignation of any Designated Affiliate as a Restricted Party (following a prior designation as an Unrestricted Party), such Designated Affiliate shall execute an Affiliated Guaranty and be reestablished as an Affiliated Guarantor. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by promptly filing with the

Trustee a copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.”
     SECTION 3. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Second Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.
     SECTION 6. Governing Law. THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     SECTION 7. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Second Supplemental Indenture.
     SECTION 8. Counterparts. The parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
     SECTION 9. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction of this Second Supplemental Indenture.
[Signature Pages Follow]

TROPICANA ENTERTAINMENT, LLC, in its capacity as an Issuer
By:	/s/ John G. Jacob
	Name:	JOHN G. JACOB
	Title:	SVP & CFO

TROPICANA FINANCE CORP., in its capacity as an Issuer
By:	/s/ John G. Jacob
	Name:	JOHN G. JACOB
	Title:	SVP & CFO

ST. LOUIS RIVERBOAT ENTERTAINMENT, INC., in its capacity as a Notes Guarantor
By:	/s/ John G. Jacob
	Name:	JOHN G. JACOB
	Title:	SVP & CFO

COLUMBIA PROPERTIES LAUGHLIN, LLC, in its capacity as a Notes Guarantor
By:	/s/ John G. Jacob
	Name:	JOHN G. JACOB
	Title:	SVP & CFO
Second Supplemental Indenture

CP LAUGHLIN REALTY, LLC, in its capacity as a Notes Guarantor
By:	/s/ John G. Jacob
	Name:	JOHN G. JACOB
	Title:	SVP & CFO

COLUMBIA PROPERTIES VICKSBURG, LLC, in its capacity as a Notes Guarantor
By:	/s/ John G. Jacob
	Name:	JOHN G. JACOB
	Title:	SVP & CFO

COLUMBIA PROPERTIES TAHOE, LLC, in its capacity as a Notes Guarantor
By:	/s/ John G. Jacob
	Name:	JOHN G. JACOB
	Title:	SVP & CFO

CP BATON ROUGE CASINO, L.L.C., in its capacity as a Notes Guarantor
By:	/s/ John G. Jacob
	Name:	JOHN G. JACOB
	Title:	SVP & CFO
Second Supplemental Indenture

ARGOSY OF LOUISIANA, INC., in its capacity as a Notes Guarantor
By:	/s/ John G. Jacob
	Name:	JOHN G. JACOB
	Title:	SVP & CFO

JAZZ ENTERPRISES, INC., in its capacity as a Notes Guarantor
By:	/s/ John G. Jacob
	Name:	JOHN G. JACOB
	Title:	SVP & CFO

CENTROPLEX CENTRE CONVENTION HOTEL, L.L.C., in its capacity as a Notes Guarantor
By:	/s/ John G. Jacob
	Name:	JOHN G. JACOB
	Title:	SVP & CFO

CATFISH QUEEN PARTNERSHIP IN COMMENDAM, in its capacity as a Notes Guarantor
By:	/s/ John G. Jacob
	Name:	JOHN G. JACOB
	Title:	SVP & CFO
Second Supplemental Indenture

TAHOE HORIZON, LLC, in its capacity as a Notes Guarantor
By:	/s/ John G. Jacob
	Name:	JOHN G. JACOB
	Title:	SVP & CFO

AZTAR CORPORATION, in its capacity as a Notes Guarantor
By:	/s/ John G. Jacob
	Name:	JOHN G. JACOB
	Title:	SVP & CFO

AZTAR INDIANA GAMING CORPORATION, in its capacity as a Notes Guarantor
By:	/s/ John G. Jacob
	Name:	JOHN G. JACOB
	Title:	SVP & CFO

AZTAR RIVERBOAT HOLDING COMPANY, LLC, in its capacity as a Notes Guarantor
By:	/s/ John G. Jacob
	Name:	JOHN G. JACOB
	Title:	SVP & CFO
Second Supplemental Indenture

AZTAR MISSOURI GAMING CORPORATION, in its capacity as a Notes Guarantor
By:	/s/ John G. Jacob
	Name:	JOHN G. JACOB
	Title:	SVP & CFO

AZTAR INDIANA GAMING COMPANY, LLC, in its capacity as a Notes Guarantor
By:	/s/ John G. Jacob
	Name:	JOHN G. JACOB
	Title:	SVP & CFO

AZTAR DEVELOPMENT CORPORATION, in its capacity as a Notes Guarantor
By:	/s/ John G. Jacob
	Name:	JOHN G. JACOB
	Title:	SVP & CFO

RAMADA NEW JERSEY HOLDINGS CORPORATION, in its capacity as a Notes Guarantor
By:	/s/ John G. Jacob
	Name:	JOHN G. JACOB
	Title:	SVP & CFO
Second Supplemental Indenture

ATLANTIC-DEAUVILLE INC., in its capacity as a Notes Guarantor
By:	/s/ John G. Jacob
	Name:	JOHN G. JACOB
	Title:	SVP & CFO

ADAMAR GARAGE CORPORATION, in its capacity as a Notes Guarantor
By:	/s/ John G. Jacob
	Name:	JOHN G. JACOB
	Title:	SVP & CFO

RAMADA NEW JERSEY, INC. in its capacity as a Notes Guarantor
By:	/s/ John G. Jacob
	Name:	JOHN G. JACOB
	Title:	SVP & CFO

ADAMAR OF NEW JERSEY, INC. in its capacity as a Notes Guarantor
By:	/s/ John G. Jacob
	Name:	JOHN G. JACOB
	Title:	SVP & CFO
Second Supplemental Indenture

MANCHESTER MALL, INC., in its capacity as a Notes Guarantor
By:	/s/ John G. Jacob
	Name:	JOHN G. JACOB
	Title:	SVP & CFO

RAMADA EXPRESS, INC., in its capacity as a Notes Guarantor
By:	/s/ John G. Jacob
	Name:	JOHN G. JACOB
	Title:	SVP & CFO

JMBS CASINO LLC, in its capacity as a Notes Guarantor
By:	/s/ John G. Jacob
	Name:	JOHN G. JACOB
	Title:	SVP & CFO
Second Supplemental Indenture

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:	/s/ William E. Sicking
	Name:	William E. Sicking
	Title:	Vice President & Trust Officer

Second Supplemental Indenture